Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS
Net income improves 22.4% in the ninth consecutive quarter of year-over-year profit growth

Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 22.4% increase in net income to $7.6 million, or 34 cents per diluted share, for the second quarter ended June 30, 2012, from $6.2 million, or 28 cents per diluted share, for the second quarter of 2011.  For the 2012 six-month period, net income increased 26.6% to $13.0 million, or 59 cents per diluted share, from $10.3 million, or 47 cents per diluted share, in the 2011 six-month period.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $157.0 million in the second quarter of 2012 from $151.1 million in the second quarter of 2011, and increased to $308.4 million in the 2012 six-month period from $289.0 million in the 2011 six-month period. Operating revenue, net of fuel surcharges, increased 4.4% to $127.2 million in the 2012 quarter from $121.8 million in the 2011 quarter, and increased 6.6% to $249.8 million in the 2012 six-month period from $234.3 million in the 2011 six-month period.  Fuel surcharge revenue increased to $29.8 million for the second quarter of 2012 from $29.3 million in the 2011 quarter, and increased to $58.6 million for the 2012 six-month period from $54.7 million for the 2011 six-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 89.6% for the second quarter of 2012 from 90.7% for the second quarter of 2011, and improved to 90.9% for the 2012 six-month period from 91.9% for the 2011 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased that the efficiencies of our regional operations continue to drive growth in our net income and improvement in our operating ratio.  We have increased our regional operations to 69.0% of our truckload fleet as of June 30, 2012, from 60.7% as of a year earlier – an increase reflected in a 5.4% improvement over last year’s second quarter in our average truckload revenue, net of fuel surcharges, per tractor per week.  Our focus on developing a multi-faceted business model with a diverse customer base has expanded our regional operations as well as our logistics business.  Our logistics revenue, net of fuel surcharge revenue, grew 6.0% in the 2012 six-month period over the same period in 2011.  These strategies helped us to achieve our ninth consecutive year-over-year increase in quarterly profitability, as well as our best operating ratio net of fuel surcharge revenue since the second quarter of 2006.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
 (Unaudited)

(In thousands, except share information)	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$5,249	$20,821
Receivables:
Trade, net	64,114	59,385
Other	5,399	3,430
Prepaid expenses and other	14,033	15,426
Deferred income taxes	2,508	2,738
Total current assets	91,303	101,800
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	547,812	523,974
Accumulated depreciation	(145,245)	(155,774)
Net property and equipment	402,567	368,200
Other assets	597	579
TOTAL ASSETS	$494,467	$470,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$41,463	$33,343
Insurance and claims accruals	12,414	13,042
Total current liabilities	53,877	46,385
Deferred income taxes	106,216	103,835
Total liabilities	160,093	150,220

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 22,071,249 shares at June 30, 2012, and 21,984,597 shares at December 31, 2011, issued and outstanding	221	220
Additional paid-in capital	81,834	80,078
Retained earnings	249,909	237,872
Total Marten Transport, Ltd. stockholders’ equity	331,964	318,170
Noncontrolling interest	2,410	2,189
Total stockholders’ equity	334,374	320,359
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$494,467	$470,579

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share information)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
OPERATING REVENUE	$156,964	$151,135	$308,438	$288,991

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	39,398	36,413	77,669	70,512
Purchased transportation	29,734	29,991	59,593	58,008
Fuel and fuel taxes	39,515	39,915	78,639	75,255
Supplies and maintenance	9,841	9,774	19,377	19,436
Depreciation	15,042	14,084	29,577	27,600
Operating taxes and licenses	1,617	1,516	3,199	2,933
Insurance and claims	5,185	4,412	11,007	8,713
Communications and utilities	1,161	1,106	2,372	2,228
Gain on disposition of revenue equipment	(1,179)	(967)	(2,704)	(1,735)
Other	3,367	3,532	6,907	7,073

Total operating expenses	143,681	139,776	285,636	270,023

OPERATING INCOME	13,283	11,359	22,802	18,968

NET INTEREST (INCOME) EXPENSE	(13)	(7)	(34)	12

INCOME BEFORE INCOME TAXES	13,296	11,366	22,836	18,956
Less: Income before income taxes attributable to noncontrolling interest	245	253	406	390

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	13,051	11,113	22,430	18,566

PROVISION FOR INCOME TAXES	5,467	4,919	9,400	8,277

NET INCOME	$7,584	$6,194	$13,030	$10,289

BASIC EARNINGS PER COMMON SHARE	$0.34	$0.28	$0.59	$0.47

DILUTED EARNINGS PER COMMON SHARE	$0.34	$0.28	$0.59	$0.47

DIVIDENDS PAID PER COMMON SHARE	$0.025	$0.02	$0.045	$0.04

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,		Dollar Change Three Months Ended June 30,	Percentage Change Three Months Ended June 30,
(Dollars in thousands)	2012	2011	2012 vs. 2011	2012 vs. 2011
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$94,148	$89,637	$4,511	5.0%
Truckload fuel surcharge revenue	26,121	25,526	595	2.3
Total Truckload revenue	120,269	115,163	5,106	4.4

Logistics revenue, net of intermodal fuel surcharge revenue	33,045	32,203	842	2.6
Intermodal fuel surcharge revenue	3,650	3,769	(119)	(3.2)
Total Logistics revenue	36,695	35,972	723	2.0

Total operating revenue	$156,964	$151,135	$5,829	3.9%

Operating income:
Truckload	$10,973	$9,602	$1,371	14.3%
Logistics	2,310	1,757	553	31.5
Total operating income	$13,283	$11,359	$1,924	16.9%

Operating ratio:
Truckload	90.9%	91.7%		(0.9)%
Logistics	93.7	95.1		(1.5)
Consolidated operating ratio	91.5%	92.5%		(1.1)%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Six Months Ended June 30,		Dollar Change Six Months Ended June 30,	Percentage Change Six Months Ended June 30,
(Dollars in thousands)	2012	2011	2012 vs. 2011	2012 vs. 2011
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$183,346	$171,610	$11,736	6.8%
Truckload fuel surcharge revenue	51,374	47,614	3,760	7.9
Total Truckload revenue	234,720	219,224	15,496	7.1

Logistics revenue, net of intermodal fuel surcharge revenue	66,481	62,721	3,760	6.0
Intermodal fuel surcharge revenue	7,237	7,046	191	2.7
Total Logistics revenue	73,718	69,767	3,951	5.7

Total operating revenue	$308,438	$288,991	$19,447	6.7%

Operating income:
Truckload	$18,101	$14,923	$3,178	21.3%
Logistics	4,701	4,045	656	16.2
Total operating income	$22,802	$18,968	$3,834	20.2%

Operating ratio:
Truckload	92.3%	93.2%		(1.0)%
Logistics	93.6	94.2		(0.6)
Consolidated operating ratio	92.6%	93.4%		(0.9)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Truckload Segment:
Total Truckload revenue (in thousands)	$120,269	$115,163	$234,720	$219,224
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,371	$3,198	$3,284	$3,129
Average tractors(1)	2,149	2,156	2,148	2,121
Average miles per trip	625	635	621	636
Non-revenue miles percentage(2)	11.3%	10.8%	11.2%	10.5%
Total miles – company-employed drivers (in thousands)	53,516	49,979	104,797	98,650
Total miles – independent contractors (in thousands)	1,355	1,944	2,619	4,075

Logistics Segment:
Total Logistics revenue (in thousands)	$36,695	$35,972	$73,718	$69,767
Brokerage:
Marten Transport
Revenue (in thousands)	$12,958	$11,834	$26,664	$23,679
Loads	7,872	5,988	15,958	12,149
MWL
Revenue (in thousands)	$8,085	$8,472	$16,330	$16,239
Loads	4,537	4,673	8,219	8,507
Intermodal:
Revenue (in thousands)	$15,652	$15,666	$30,724	$29,849
Loads	6,043	5,927	11,885	11,556
Average tractors	54	73	55	71

At June 30, 2012 and June 30, 2011:
Total tractors(1)	2,201	2,257
Average age of company tractors (in years)	2.0	2.5
Total trailers	4,155	4,026
Average age of company trailers (in years)	2.2	2.7
Ratio of trailers to tractors(1)	1.9	1.8

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2012	2011	2012	2011
Net cash provided by operating activities	$20,233	$14,465	$40,012	$42,456
Net cash used for investing activities	40,131	7,012	55,304	11,879

Weighted average shares outstanding:
Basic	22,066	21,984	22,050	21,974
Diluted	22,166	22,085	22,154	22,078

(1) (2)
Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 51 and 71 tractors as of June 30, 2012, and 2011, respectively.

Represents the percentage of miles for which the company is not compensated.